EXHIBIT 99.1
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[Springs Logo]

Springs Industries, Inc.              Contact:   Betty Turner
Post Office Box 70                               Vice President - Public Affairs
Fort Mill, SC 29716                              (803) 547-3738






                                                   Heartland Industrial Partners
                                                              Daniel P. Tredwell
                                                                  (203) 861-2622



FOR IMMEDIATE RELEASE                                             April 25, 2001


                SPRINGS ANNOUNCES GOING PRIVATE AGREEMENT REACHED
               WITH CLOSE FAMILY AND HEARTLAND INDUSTRIAL PARTNERS

      FORT MILL, SC AND GREENWICH, CT -- Springs Industries, Inc. (NYSE:SMI) announced today that it has entered into a definitive recapitalization agreement with Heartland Springs Investment Company, an affiliate of Heartland Industrial Partners, L.P., a private equity firm. Upon completion of the recapitalization, which would be accomplished through a merger between Springs and the Heartland affiliate, each public shareholder of Springs would receive $46 per share in cash and Springs would become privately held by the Close family, whose ownership interest in Springs' common stock would increase from approximately 41% to approximately 55%, and Heartland, whose ownership interest in Springs' common stock would be approximately 45%.

      Upon the unanimous recommendation of a special committee of independent directors who negotiated the transaction on behalf of Springs' public shareholders, the board of directors of Springs has approved the recapitalization agreement. The special committee was advised by UBS Warburg LLC as financial advisor and Sullivan & Cromwell as legal counsel. The Close family and Heartland submitted their original $44 per share proposal on February 20, 2001. The Close Family and Heartland were advised by Robert P. Lee, managing member of CRT, LLC, a Connecticut-based investment banking firm.

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      In a joint statement David Stockman, senior managing director of
Heartland, and Crandall C. Bowles, Springs chairman and chief executive officer and a Close family member, said "We are pleased with the unanimous recommendation of the special committee of independent directors and the full board's approval authorizing the transaction at a price of $46 per share. We look forward to the transaction being finalized this summer."

      The transaction will require the approval of two-thirds of the outstanding Class A and Class B shares of Springs, with each share casting one vote per share. In addition, approval must be obtained from holders of a majority of the shares voted that are not affiliated with either the Close family or Heartland. Springs expects to hold the shareholders meeting to vote on the transaction by late July or early August.

      The completion of the proposed recapitalization is subject to certain other conditions, including regulatory approvals, the availability of funding and other customary closing conditions. Members of the Close family have agreed that they will retain substantially all of their shares and will vote against any competing proposal to acquire Springs.

      The value of the recapitalization transaction, including the assumption of debt, is estimated to exceed $1.2 billion. The transaction will be funded by a $225 million equity commitment from Heartland and a debt commitment from J.P. Morgan Chase & Co. providing the balance of the financing necessary to complete the proposed recapitalization. The debt commitments are subject to customary closing conditions. J.P. Morgan Chase & Co. also advised Heartland on the transaction. Heartland is being joined in the transaction by other co-investors who are limited partners in Heartland's fund.

      Heartland Industrial Partners, L.P. is a private equity firm established to "buy, build and grow" industrial companies in sectors ripe for consolidation and long-term growth. Since its founding in 1999, the firm has received equity commitments from institutional investors in excess of $1.2 billion. Heartland was founded by David A. Stockman, a former partner of The Blackstone Group and a Reagan administration cabinet officer; Timothy D. Leuliette, the former president and chief operating officer of Penske Corporation; and Daniel P. Tredwell, a former managing director of Chase Securities.



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      Springs Industries (NYSE: Ticker Symbol SMI) supplies leading retailers with a complete line of sheets, towels, comforters, window treatments and other coordinated home fashions designed to simplify home decorating for every consumer. Our major brands are Wamsutta(R), Springmaid(R), Regal(R), Graber(R), Bali(R), Nanik(R), and Dundee(R). Springs also markets bed and bath products for institutional and hospitality customers, home sewing fabrics, and baby bedding and baby apparel products. The company operates facilities in 13 U.S. states and owns marketing and distribution subsidiaries in Canada and Mexico.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

      This press release contains certain "forward-looking" statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects, the consummation and benefits of future acquisitions, future sales, operating efficiencies, product expansion and other aspects of the business of Springs are based on current expectations that are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Springs. A number of factors could cause actual results, performance or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks, uncertainties and contingencies relating to: overall economic and business conditions, the demand for Springs' goods and services, competitive factors in the industries in which Springs competes, changes in government laws and regulation, availability and cost of capital, and the timing, impact and other uncertainties of future acquisitions. Readers are referred to Springs' most recent reports filed with the SEC. Springs is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

      In connection with the proposed recapitalization, Springs will be filing a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF SPRINGS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN


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IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by Springs with the Securities and Exchange Commission in connection with the proposed recapitalization at the Securities and Exchange Commission's web site at www.sec.gov. Shareholders of Springs may also obtain for free the proxy statement and other documents filed by Springs in connection with the proposed recapitalization by directing a request to Springs Industries, Inc., Attn:
Corporate Secretary, 205 N. White Street, Fort Mill, South Carolina 29715,
Telephone: (803) 547-1500.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

      Springs and certain other persons named below may be deemed to be participants in the solicitation of proxies from Springs' stockholders.

      The participants in the solicitation may include the directors of Springs:
John F. Akers, Crandall C. Bowles, John L. Clendenin, Leroy S. Close, Charles W. Coker, William G. Kelley, John H. McArthur, Aldo Papone, Robin B. Smith, Sherwood H. Smith Jr. and Stewart Turley; and the executive officers of Springs:
Crandall C. Bowles (chief executive officer), Jeffrey A. Atkins (executive vice president and chief financial officer), Gracie P. Coleman (senior vice president-human resources), John R. Cowart (senior vice president and chief purchasing officer), C. Powers Dorsett (senior vice president, general counsel and corporate secretary), William K. Easley (senior vice president), Ray Greer (senior vice president and chief information officer), Samuel J. Ilardo (vice president and treasurer), Stephen P. Kelbley (executive vice president), Charles
M. Metzler (vice president and controller), Thomas P. O'Connor (executive vice president) and Elizabeth M. Turner (vice president-public affairs). As of the date of this communication, none of the foregoing participants individually beneficially owns in excess of 1% of Springs' Class A Common Stock or in excess of 2% of Springs' Class B Common Stock and the foregoing participants in the aggregate own less than 4.4% of Springs' Class A Common Stock and less than 3% of Springs' Class B Common Stock. Trusts associated with the Close Family, of which Crandall C. Bowles and Leroy S. Close are members, directly or indirectly control shares of Springs common stock representing approximately 41% of the equity and approximately 73% of the normal voting power of the common stock.


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      Except as disclosed above, to the knowledge of Springs, none of the directors or executive officers of Springs named above has any interest, direct or indirect, by security holding or otherwise in Springs. Shareholders of Springs may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

                                 www.springs.com








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